Exhibit 1
Sales of Acadia Realty Trust (AKR) by Yale University on 11/9/2005:
Number of Common Shares of
Beneficial Interest Sold     Price Per Share
 1,000       19.15
 83       19.16
 2,367       19.17
 2,500       19.18
 13,134       19.19
 7,167       19.20
 500       19.21
 20,200       19.22
 900       19.23
 2,200       19.24
 7,700       19.25
 583       19.27
 1,750       19.28
 83       19.29
 333       19.30
 167       19.31
 1,250       19.34
Total: 61,917
Sales of Acadia Realty Trust (AKR) by The Yale University Retirement Plan for Staff
Employees ("YURPSE") on 11/9/2005
Number of Common Shares of
Beneficial Interest Sold     Price Per Share
 200       19.15
 17       19.16
 33       19.17
 866       19.19
 33       19.20
 400       19.24
 117       19.27
 350       19.28
 17       19.29
 67       19.30
 33       19.31
 250       19.34
Total: 2,383

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